SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED May 19, 1999
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1999-2
                                 _____________






--------------------     The Class AV-1 Certificates
| The Class AV-1    |
| certificates      |    o    This supplement relates to the offering of the
| represent         |         Class AV-1 certificates of the series referenced
| obligations of the|         above. This supplement does not contain complete
| trust only and do |         information about the offering of the Class AV-1
| not represent an  |         certificates. Additional information is
| interest in or    |         contained in the prospectus supplement dated May
| obligation of     |         19, 1999 prepared in connection with the
| CWABS, Inc.,      |         offering of the offered certificates of the
| Countrywide Home  |         series referenced above and in the prospectus of
| Loans, Inc. or any|         the depositor dated October 26, 1998. You are
| of their          |         urged to read this supplement, the prospectus
| affiliates. This  |         supplement and the prospectus in full.
| supplement may be |
| used to offer an  |   o     As of the January 25, 2001, the class
| sell the offered  |         certificate balance of the Class AV-1
| certificates only |         certificates was approximately $191,928,702.
| if accompanied by |
| the prospectus    |
| supplement and the|
| prospectus.       |
---------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

February 28, 2001



                               THE MORTGAGE POOL

         As of January 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 2,221 Mortgage Loans having an aggregate Stated Principal Balance of approximately $236,028,788 and the Fixed Rate Loan Group included approximately 1,709 Mortgage Loans having an aggregate Stated Principal Balance of approximately $124,109,150.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                   As of January 1, 2001
                                                                           Adjustable Rate       Fixed Rate Loan
                                                                                 Loan                 Group
                                                                                Group
Total Number of Mortgage Loans.........................................         2,221                 1,709
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................         8.71%                  8.95%
         60-90 days....................................................         3.14%                  2.46%
         91 days or more (excluding pending foreclosures)..............         3.85%                  2.28%
                                                                                -----                  -----
         Total Delinquencies...........................................        15.70%                 13.69%
                                                                               ======                 ======
Foreclosures Pending...................................................         4.73%                  3.04%
                                                                                -----                  -----
Total Delinquencies and foreclosures pending...........................        20.43%                 16.73%
                                                                               ======                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         One hundred seven (107) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Fifty-seven (57) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

         Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1998           As of December 31, 1999          As of September 30, 1998
                                  -----------------------           -----------------------          ------------------------
  Total Portfolio.......    $2,248,667,416.28     100.00%     $5,536,317,231.27     100.00%     $6,297,667,595.60     100.00%
  Delinquency
  percentage
         30-59 days.....      $103,063,606.19       4.58%       $341,598,592.95       6.17%       $488,808,384.90       7.76%
         60-89..........        23,791,570.99       1.06%        106,503,734.27       1.92%       $165,078,057.95       2.62%
         90+ days.......         3,913,233.13       0.17%         46,628,549.50       0.88%        $48,852,053.03       0.78%
             Total......      $130,768,410.31       5.82%       $496,730,876.72       8.97%       $702,738,495.88      11.16%
                         ===================== =========== ===================== =========== ===================== ===========
  Foreclosure Rate......       $40,596,309.61       1.81%        $90,023,803.50       1.63%       $202,421,398.83       3.21%
  Bankruptcy Rate.......       $20,237,252.48       0.90%        $47,660,244.96       0.86%        $87,980,960.40       1.40%
                         ===================== =========== ===================== =========== ===================== ===========


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

         The Class AV-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Interest." The Class AV-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

         As of January 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class AV-1 Certificates was approximately $191,928,702 evidencing a beneficial ownership interest of approximately 54.55% in the Trust Fund. As of the Certificate Date, the Senior Adjustable Rate Certificates and the Senior Fixed Rate Certificates had an aggregate principal balances of approximately $191,928,702 and $111,244,068, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 54.55% and 31.62%, respectively in the Trust Fund. As of the Certificate Date, the Adjustable Rate Subordinated Certificates and the Fixed Rate Subordinated Certificates had aggregate principal balances of $37,800,000 and $10,850,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 10.74% and 3.08%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The January 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 5.25% per annum and the level of One Month LIBOR remains constant at 5.57% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the AV-1 Certificate is February 28, 2001; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

         As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Vector and CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.



                         Percent of Class Certificate
                             Balance Outstanding*

                                                              Class AV-1
Adjustable Rate Mortgage Loans -        0.00%    13.50%   20.30%    27.00%    40.50%    47.30
(CPR)                                   -----    ------   ------    ------    ------    -----
          Distribution Date
Initial Percent..................         69       69        69       69        69        69
January 25, 2002.................         69       57        51       46        34        34
January 25, 2003.................         68       47        38       32        21        21
January 25, 2004.................         67       39        30       23        13        13
January 25, 2005.................         67       33        24       17         7         7
January 25, 2006.................         66       29        19       12         4         4
January 25, 2007.................         65       24        15        9         3         3
January 25, 2008.................         63       18         9        5         1         1
January 25, 2009.................         62       15         7        3         0         0
January 25, 2010.................         61       13         6        2         0         0
January 25, 2011.................         60       11         4        2         0         0
January 25, 2012.................         58        9         4        1         0         0
January 25, 2013.................         56        8         3        1         0         0
January 25, 2014.................         54        7         2        0         0         0
January 25, 2015.................         52        6         2        0         0         0
January 25, 2016.................         50        5         1        0         0         0
January 25, 2017.................         47        4         1        0         0         0
January 25, 2018.................         44        3         0        0         0         0
January 25, 2019.................         41        3         0        0         0         0
January 25, 2020.................         38        2         0        0         0         0
January 25, 2021.................         35        2         0        0         0         0
January 25, 2022.................         32        1         0        0         0         0
January 25, 2023.................         28        1         0        0         0         0
January 25, 2024.................         24        0         0        0         0         0
January 25, 2025.................         19        0         0        0         0         0
January 25, 2026.................         14        0         0        0         0         0
January 25, 2027.................          8        0         0        0         0         0
January 25, 2028.................          2        0         0        0         0         0
January 25, 2029.................          0        0         0        0         0         0
                                           -        -         -        -         -         -
Weighted Average Life (years) **.        19.48     5.68      3.82     2.81      1.71      1.37


                --------------------------
                * Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $4,700,106.61 respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class AV-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class AV-1 Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.



                                   EXHIBIT 1
                                                     Mortgage Rates (1)
         ------------------------------------------------------------------------------------------------------------
                     Mortgage Rates (%)               Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------

           5.501 - 6.000                                         8                    $1,293,812                0.55
           6.001 - 6.500                                        44                    $5,132,700                2.17
           6.501 - 7.000                                        66                    $7,781,268                 3.3
           7.001 - 7.500                                       164                   $17,857,279                7.57
           7.501 - 8.000                                       266                   $30,925,986                13.1
           8.001 - 8.500                                       291                   $33,782,489               14.31
           8.501 - 9.000                                       351                   $38,918,696               16.49
           9.001 - 9.500                                       274                   $30,297,380               12.84
           9.501 - 10.000                                      270                   $27,340,281               11.58
          10.001 - 10.500                                      151                   $13,669,903                5.79
          10.501 - 11.000                                      127                   $11,494,143                4.87
          11.001 - 11.500                                       82                    $6,566,868                2.78
          11.501 - 12.000                                       52                    $4,049,322                1.72
          12.001 - 12.500                                       23                    $1,504,051                0.64
          12.501 - 13.000                                       20                    $1,803,890                0.76
          13.001 - 13.500                                       16                    $2,152,035                0.91
          13.501 - 14.000                                        7                      $977,913                0.41
          14.001 - 14.500                                        2                      $136,887                0.06
          14.501 - 15.000                                        4                      $152,746                0.06
          15.001 - 15.500                                        1                       $58,543                0.02
          15.501 - 16.000                                        1                       $76,736                0.03
          16.001 - 16.500                                        1                       $55,859                0.02
                                                    -----------------------------------------------------------------
           Total                                             2,221                  $236,028,788                 100
                                                    =================================================================

         (1) As of the Reference Date, the weighted average Gross Mortgage Rate of the Mortgage Loans in the Adjustable Rate Loan Group is approximately 8.991% per annum.


                                        Current Mortgage Loan Principal Balances (1)
         ------------------------------------------------------------------------------------------------------------
               Current Mortgage Loan Amounts          Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------

          $      0.00 to  $25,000                               48                      $955,785                 0.4
          $ 25,000.01 to  $50,000                              401                   $15,958,371                6.76
          $ 50,000.01 to  $75,000                              509                   $31,666,061               13.42
          $ 75,000.01 to $100,000                              420                   $36,318,083               15.39
          $100,000.01 to $150,000                              441                   $53,589,019                22.7
          $150,000.01 to $200,000                              172                   $29,900,058               12.67
          $200,000.01 to $250,000                               97                   $21,603,308                9.15
          $250,000.01 to $300,000                               50                   $13,707,685                5.81
          $300,000.01 to $350,000                               35                   $11,495,961                4.87
          $350,000.01 to $400,000                               19                    $7,234,382                3.07
          $400,000.01 to $450,000                               14                    $5,899,135                 2.5
          $450,000.01 to $500,000                                9                    $4,269,361                1.81
          > $500,000                                             6                    $3,431,578                1.45
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================

         (1) As of the Reference Date, the average current Mortgage Loan principal balance of the Adjustable Rate Loan Group is approximately $106,271.

                                                Types of Mortgaged Properties
         ------------------------------------------------------------------------------------------------------------
                       Property Type                  Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
         Single Family                                       1,868                  $201,061,342               85.19
         PUD                                                   109                   $15,146,935                6.42
         Condo Low Rise                                         91                    $7,864,595                3.33
         2-4 Family                                             76                    $6,775,910                2.87
         Manufactured Housing                                   72                    $4,739,429                2.01
         Condo High Rise                                         5                      $440,576                0.19
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================


                                             Reference Loan-to-Value Ratios (1)
         ------------------------------------------------------------------------------------------------------------
             Reference Loan-to-Value Ratios (%)       Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
          50.00 or Less                                        107                    $7,375,836                3.12
          50.01-55.00                                           51                    $4,166,935                1.77
          55.01-60.00                                          114                   $10,062,581                4.26
          60.01-65.00                                          184                   $16,074,234                6.81
          65.01-70.00                                          352                   $34,000,881               14.41
          70.01-75.00                                          462                   $49,118,027               20.81
          75.01-80.00                                          516                   $62,412,919               26.44
          80.01-85.00                                          249                   $28,970,134               12.27
          85.01-90.00                                          186                   $23,847,240                10.1
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================

         (1) The weighted average Reference Combined Loan-to-Value Ratio of the Mortgage Loans in the Adjustable Rate Loan Group is approximately 75%.

                                                     Occupancy Types (1)
         ------------------------------------------------------------------------------------------------------------
                       Occupancy Type                 Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
         Owner Occupied                                      2,058                  $224,211,500               94.99
         Non-Owner Occupied                                    150                   $10,774,878                4.57
         Vacation/Second Home                                   13                    $1,042,409                0.44
                                                    -----------------------------------------------------------------
           Total                                             2,221                  $236,028,788                 100
                                                    =================================================================

         (1) Based upon representations of the related mortgagors at the time of origination.






                                         State Distributions of Mortgaged Properties
         ------------------------------------------------------------------------------------------------------------
                           State                      Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
         AK                                                      3                      $709,957                 0.3
         AR                                                     10                      $563,818                0.24
         AZ                                                     54                    $5,288,913                2.24
         CA                                                    395                   $68,946,009               29.21
         CO                                                     58                    $6,394,896                2.71
         CT                                                      7                      $653,024                0.28
         DC                                                      9                      $918,895                0.39
         DE                                                      4                      $402,229                0.17
         FL                                                    194                   $15,733,548                6.67
         GA                                                     44                    $4,200,857                1.78
         HI                                                      9                    $1,954,431                0.83
         IA                                                     12                      $792,067                0.34
         ID                                                     33                    $3,296,361                 1.4
         IL                                                     95                    $9,762,189                4.14
         IN                                                     74                    $5,290,021                2.24
         KS                                                     10                      $608,333                0.26
         KY                                                     33                    $2,549,491                1.08
         LA                                                     31                    $2,874,710                1.22
         MA                                                     10                    $1,068,269                0.45
         MD                                                     26                    $2,583,074                1.09
         ME                                                      4                      $265,936                0.11
         MI                                                    185                   $14,541,684                6.16
         MN                                                     22                    $1,700,602                0.72
         MO                                                     55                    $4,511,582                1.91
         MS                                                      6                      $454,195                0.19
         MT                                                      8                      $767,373                0.33
         NC                                                     49                    $3,886,812                1.65
         ND                                                      1                       $41,646                0.02
         NE                                                      3                      $135,180                0.06
         NH                                                      7                      $456,697                0.19
         NJ                                                     35                    $6,070,526                2.57
         NM                                                     21                    $1,660,430                 0.7
         NV                                                     37                    $3,893,772                1.65
         NY                                                     32                    $4,315,812                1.83
         OH                                                    164                   $12,803,287                5.42
         OK                                                     21                    $1,274,792                0.54
         OR                                                     26                    $3,001,250                1.27
         PA                                                     37                    $2,308,797                0.98
         RI                                                      1                       $85,380                0.04
         SC                                                     12                    $1,222,599                0.52
         SD                                                      1                       $35,664                0.02
         TN                                                     47                    $5,035,199                2.13
         TX                                                     63                    $4,814,704                2.04
         UT                                                     32                    $3,293,621                 1.4
         VA                                                     17                    $1,935,672                0.82
         VT                                                      3                      $287,596                0.12
         WA                                                    119                   $14,645,572                 6.2
         WI                                                     84                    $6,984,822                2.96
         WV                                                     12                      $594,887                0.25
         WY                                                      6                      $411,609                0.17
                                                    -----------------------------------------------------------------
           Total                                             2,221                  $236,028,788                 100
                                                    =================================================================


                                               Remaining Terms to Maturity (1)
         ------------------------------------------------------------------------------------------------------------
            Remaining Term to Maturity (Months)       Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
         121 - 180                                               7                      $348,361                0.15
         301 - 360                                           2,214                  $235,680,427               99.85
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100

         (1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 339 months.


                                                  Purpose of Mortgage Loans
         ------------------------------------------------------------------------------------------------------------
                        Loan Purpose                  Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
         Refinance-Cash Out                                  1,405                  $146,402,841               62.03
         Purchase                                              490                   $54,530,529                23.1
         Refinance-Rate Term                                   326                   $35,095,417               14.87
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================


                                                    Mortgage Loan Margin
         ------------------------------------------------------------------------------------------------------------
         Range of Margins (%)                         Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
          4.001 - 5.000                                         95                    $9,683,802                 4.1
          5.001 - 6.000                                        892                  $101,512,641               43.01
          6.001 - 7.000                                        924                   $98,238,609               41.62
          7.001 - 8.000                                        280                   $24,874,595               10.54
          8.001 - 9.000                                         26                    $1,552,418                0.66
          9.001 - 10.000                                         2                      $119,456                0.05
         10.001 - 11.000                                         2                       $47,268                0.02
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================


                 Maximum Rates for the Mortgage Loans in the Adjustable Rate Loan Group
         ------------------------------------------------------------------------------------------------------------
         Range of Maximum Rates                       Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
          12.001 - 13.000                                       11                    $1,809,650                0.77
          13.001 - 14.000                                      115                   $13,268,871                5.62
          14.001 - 15.000                                      483                   $55,900,758               23.68
          15.001 - 16.000                                      672                   $74,981,270               31.77
          16.001 - 17.000                                      558                   $57,287,046               24.27
          17.001 - 18.000                                      257                   $23,089,884                9.78
          18.001 - 19.000                                       86                    $7,129,711                3.02
          19.001 - 20.000                                       22                    $1,477,162                0.63
          20.001 - 21.000                                       12                      $877,024                0.37
          21.001 - 22.000                                        4                      $151,553                0.06
          23.001 - 24.000                                        1                       $55,859                0.02
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================

         (1) As of the Reference Date, the weighted average Maximum Rate of the Mortgage Loans in the Adjustable Rate Loan Group is approximately 16.125% per annum.

                       Minimum Mortgage Rates for the Mortgage Loans in the Adjustable Rate Loan Group
         ------------------------------------------------------------------------------------------------------------
         Range of Minimum Interest Rates              Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
          5.001 - 5.500                                          2                       $77,073                0.03
          5.501 - 6.000                                          9                    $1,313,326                0.56
          6.001 - 6.500                                         46                    $5,258,641                2.23
          6.501 - 7.000                                         71                    $8,318,150                3.52
          7.001 - 7.500                                        174                   $18,739,504                7.94
          7.501 - 8.000                                        283                   $32,662,154               13.84
          8.001 - 8.500                                        316                   $36,621,459               15.52
          8.501 - 9.000                                        361                   $39,626,928               16.79
          9.001 - 9.500                                        285                   $31,835,708               13.49
          9.501 - 10.000                                       287                   $28,136,059               11.92
         10.001 - 10.500                                       146                   $14,117,132                5.98
         10.501 - 11.000                                       114                    $9,407,337                3.99
         11.001 - 11.500                                        47                    $4,063,678                1.72
         11.501 - 12.000                                        41                    $3,290,040                1.39
         12.001 - 12.500                                        13                      $765,317                0.32
         12.501 - 13.000                                         9                      $711,845                 0.3
         13.001 - 13.500                                         9                      $709,623                 0.3
         13.501 - 14.000                                         3                      $167,401                0.07
         14.001 - 14.500                                         1                       $51,150                0.02
         14.501 - 15.000                                         3                      $100,403                0.04
         16.001 - 16.500                                         1                       $55,859                0.02
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================

         (1) As of the Reference Date, the weighted average Minimum Rate of the Mortgage Loans in the Adjustable Rate Loan Group is approximately 5.750% per annum.

                    Remaining Fixed Rate Period for the Mortgage Loans in the Adjustable Rate Loan Group
         ------------------------------------------------------------------------------------------------------------
            Remaining Fixed Rate Period (months)      Number of     Aggregate Principal Balance    Percent of Loan
                                                    Mortgage Loans          Outstanding               Group (%)
         ------------------------------------------------------------------------------------------------------------
           0 - 6                                               981                  $110,069,648               46.63
           7 - 12                                               13                    $1,053,768                0.45
          13 - 18                                            1,227                  $124,905,371               52.92
                                                    -----------------------------------------------------------------
         Total                                               2,221                  $236,028,788                 100
                                                    =================================================================



  Next Interest Adjustment Date for the Mortgage Loans in the Adjustable Rate Loan Group
----------------------------------------------------------------------------------------------------
   Next Adjustment Date              Number of     Aggregate Principal Balance    Percent of Loan
                                   Mortgage Loans          Outstanding               Group (%)
----------------------------------------------------------------------------------------------------
 1/1/01                                121                   $11,712,781                4.96
 2/1/01                                  6                      $236,734                 0.1
 3/1/01                                 60                    $6,146,926                 2.6
 4/1/01                                198                   $26,314,110               11.15
 5/1/01                                398                   $43,617,702               18.48
 6/1/01                                198                   $22,041,396                9.34
 12/1/01                                12                    $1,013,465                0.43
 1/1/02                                  1                       $40,304                0.02
 2/1/02                                  8                      $747,844                0.32
 3/1/02                                291                   $31,055,108               13.16
 4/1/02                                435                   $41,292,465               17.49
 5/1/02                                370                   $39,736,457               16.84
 6/1/02                                123                   $12,073,496                5.12
                            -----------------------------------------------------------------
 Total                               2,221                  $236,028,788                 100
                            =================================================================




                                   EXHIBIT 2



          ------------------------------------------------------------
                             Countrywide Home Loans
                    Asset-Backed Certificates, Series 1999-2
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  AF1        10,892,067.55    6.130000%     2,544,807.35     55,640.31    2,600,447.66       0.00       0.00
                        AF2        30,822,000.00    6.240000%             0.00    160,274.40      160,274.40       0.00       0.00
                        AF3        19,666,000.00    6.390000%             0.00    104,721.45      104,721.45       0.00       0.00
                        AF4        22,736,000.00    6.780000%             0.00    128,458.40      128,458.40       0.00       0.00
                        AF5        11,628,000.00    7.170000%             0.00     69,477.30       69,477.30       0.00       0.00
                        AF6        15,500,000.00    6.730000%             0.00     86,929.17       86,929.17       0.00       0.00
                        MF1         5,037,000.00    7.090000%             0.00     29,760.27       29,760.27       0.00       0.00
                        MF2         2,713,000.00    7.480000%             0.00     16,911.03       16,911.03       0.00       0.00
                        BF          3,100,000.00    8.700000%             0.00     22,475.00       22,475.00       0.00       0.00
                        AV1       191,928,701.98    5.933750%     6,060,274.46  1,012,317.28    7,072,591.74       0.00       0.00
                        MV1        14,962,000.00    6.153750%             0.00     81,842.14       81,842.14       0.00       0.00
                        MV2        11,025,000.00    6.613750%             0.00     64,814.75       64,814.75       0.00       0.00
                        BV         11,813,000.00    8.313750%             0.00     87,298.07       87,298.07       0.00       0.00
                        BFI                 0.00    0.000000%             0.00          0.00            0.00       0.00       0.00
                        BVI                 0.00    0.000000%             0.00     55,594.09       55,594.09       0.00       0.00
Residual                R                   0.00    0.000000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        351,822,769.53     -            8,605,081.81  1,976,513.66   10,581,595.47     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          AF1         8,347,260.20              0.00
                                AF2        30,822,000.00              0.00
                                AF3        19,666,000.00              0.00
                                AF4        22,736,000.00              0.00
                                AF5        11,628,000.00              0.00
                                AF6        15,500,000.00              0.00
                                MF1         5,037,000.00              0.00
                                MF2         2,713,000.00              0.00
                                BF          3,100,000.00              0.00
                                AV1       185,868,427.52              0.00
                                MV1        14,962,000.00              0.00
                                MV2        11,025,000.00              0.00
                                BV         11,813,000.00              0.00
                                BFI                 0.00              0.00
                                BVI                 0.00              0.00
Residual                        R                   0.00              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        343,217,687.72     -
--------------------------------------------------------------------------------


                             Payment Date: 02/25/01


          ------------------------------------------------------------
                             Countrywide Home Loans
                    Asset-Backed Certificates, Series 1999-2
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     AF1    10,892,067.55     6.130000% 126671FP6    58.103278      1.270385    190.585419
                           AF2    30,822,000.00     6.240000% 126671FQ4     0.000000      5.200000  1,000.000000
                           AF3    19,666,000.00     6.390000% 126671FR2     0.000000      5.325000  1,000.000000
                           AF4    22,736,000.00     6.780000% 126671FS0     0.000000      5.650000  1,000.000000
                           AF5    11,628,000.00     7.170000% 126671FT8     0.000000      5.975000  1,000.000000
                           AF6    15,500,000.00     6.730000% 126671FU5     0.000000      5.608333  1,000.000000
                           MF1     5,037,000.00     7.090000% 126671FV3     0.000000      5.908333  1,000.000000
                           MF2     2,713,000.00     7.480000% 126671FW1     0.000000      6.233333  1,000.000000
                           BF      3,100,000.00     8.700000% 126671FX9     0.000000      7.250000  1,000.000000
                           AV1   191,928,701.98     5.933750% 126671FY7    21.862462      3.651938    670.521023
                           MV1    14,962,000.00     6.153750% 126671FZ4     0.000000      5.470000  1,000.000000
                           MV2    11,025,000.00     6.613750% 126671GA8     0.000000      5.878889  1,000.000000
                           BV     11,813,000.00     8.313750% 126671GB6     0.000000      7.390000  1,000.000000
                           BFI             0.00     0.000000% PRIVATE       0.000000      0.000000      0.000000
                           BVI             0.00     0.000000% PRIVATE       0.000000      0.000000      0.000000
Residual                   R               0.00     0.000000% PRIVATE       0.000000      0.000000      0.000000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     351,822,769.53       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------




          ------------------------------------------------------------
                             Countrywide Home Loans
                    Asset-Backed Certificates, Series 1999-2
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                            Total
                                                            -----
Prin balance       121,564,342.94   229,968,513.44   351,532,856.38
Loan count                   1685             2221             3906
Avg loan rate           9.379491%        9.064504%             9.17
Prepay amount        1,474,415.17     5,372,751.95     6,847,167.12

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                            Total
                                                            -----
Master serv fees        49,929.28        92,914.71       142,843.99
Sub servicer fees            0.00           259.84           259.84
Trustee fees                 0.00             0.00             0.00


Agg advances                  N/A              N/A              N/A
Adv this period        204,215.79       412,645.76       616,861.55

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                            Total
                                                            -----
Realized losses        438,397.68       188,001.65       626,399.33
Cumulative losses      855,425.89     1,162,365.20     2,017,791.09

Coverage Amounts                                            Total
----------------                                            -----
Bankruptcy                   0.00             0.00             0.00
Fraud                1,550,063.65     3,150,042.96     4,700,106.61
Special Hazard               0.00             0.00             0.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            351,822,769.53
   -----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                         328                28,214,213.31
60 to 89 days                         119                10,308,596.89
90 or more                            114                 9,841,980.91
Foreclosure                           187                16,304,828.63

Totals:                               748                64,669,619.74
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                              5,065,455.93
Current Total Outstanding Number of Loans:                                59




--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount           10,581,595.47         10,581,595.47
Principal remittance amount            8,605,081.81          8,605,081.81
Interest remittance amount             1,976,513.66          1,976,513.66